Exhibit 99.2

CHIEF FINANCIAL OFFICER CERTIFICATION PURSUANT TO 18 U.S.C. 1350

I, Kenneth J. Mahon, Chief Financial Officer of Dime Community Bancshares, Inc. (the "Company"), do hereby certify as follows:

(1)

The Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:

/s/ KENNETH J. MAHON

Kenneth J. Mahon

Executive Vice President and Chief Financial Officer